Exhibit 10.13(b)

SECOND AMENDMENT TO THE

SKYWEST, INC.

2006 LONG-TERM INCENTIVE PLAN

        THIS SECOND AMENDMENT TO THE SKYWEST, INC. 2006 LONG-TERM INCENTIVE PLAN (this "Amendment") is made and adopted this         day of                  , 2007, by SkyWest, Inc.

        WHEREAS, SkyWest, Inc. (the "Company") maintains the SkyWest, Inc. 2006 Long-Term Incentive Plan (the "Plan") for the benefit of its employees and the employees of its participating subsidiaries; and

        WHEREAS, it is necessary and desirable to amend the Plan to provide that cash dividends on unvested shares of restricted stock will be retained by the Company and not paid to the participant unless and until the shares of restricted stock vest; and

        WHEREAS, the Company, acting through its Board of Directors (the "Board"), has reserved the right to amend the Plan at any time and from time to time; and

        WHEREAS, the Board has approved and adopted this Amendment.

        NOW, THEREFORE, Section 7.3 of the Plan is amended to read as follows, effective as of the date first above written:

          "7.3.    Rights of Holders of Restricted Stock.    Beginning on the date of grant of the Restricted Stock Award and subject to execution of the Award Agreement, the Participant shall become a shareholder of the Company with respect to all Shares subject to the Award Agreement and shall have all of the rights of a shareholder, including the right to vote such Shares; provided, however, that except as set forth in the applicable Award Agreement: (a) cash dividends or other cash distributions payable during the applicable Vesting Period with respect to Restricted Stock awarded after April 1, 2008 shall instead be retained by the Company or its designee and either paid to the Participant when the underlying Restricted Stock vests, or forfeited to the extent the underlying shares of Restricted Stock do not vest; and (b) any Shares or any other property (other than cash) distributed as a dividend or otherwise with respect to any Restricted Stock as to which the restrictions have not yet lapsed shall be subject to the same restrictions and risk of forfeiture as such Restricted Stock."

        Except as provided above, the Plan is hereby ratified and confirmed in all respects.

        IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by its duly authorized officer effective as of the date first above written.

SKYWEST, INC.

By:

Name:

Title: